UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

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INVITATION
TO THE ANNUAL GENERAL MEETING OF
TRANSOCEAN LTD.
Friday, May 13, 2011
4:00 p.m., Swiss time,
at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham,
Switzerland

Agenda Items

(1)

Approval of the 2010 Annual Report, including the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2010 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2010.

Proposal of the Board of Directors

The Board of Directors proposes that the 2010 Annual Report, including the consolidated financial statements for fiscal year 2010 and the statutory financial statements for fiscal year 2010, be approved.

(2)

Discharge of the Members of the Board of Directors and the Executive Management From Liability for Activities During Fiscal Year 2010.

Proposal of the Board of Directors

The Board of Directors proposes that discharge be granted to the members of the Board of Directors and executive management from liability for activities during fiscal year 2010.

(3)

Appropriation of the Available Earnings for Fiscal Year 2010.

Proposal of the Board of Directors

The Board of Directors proposes that all available earnings of the Company be carried forward.

in CHF

Balance brought forward from previous years	36,713,000

Net profit of the year	224,976,369

Total available earnings	261,689,369

Appropriation of available earnings

Balance to be carried forward on this account	261,689,369

(4)

Proposed reallocation of Free Reserve to Legal Reserve, Reserve From Capital Contributions.

Proposal of the Board of Directors

The Board of Directors proposes that CHF 3,243,051,000 of free reserve be reallocated to legal reserve, reserve from capital contributions.

	in CHF

Free reserve as of December 31, 2010	3,243,051,000

Reallocation to legal reserve, reserve from capital contributions	3,243,051,000

Total legal reserve, reserve from capital contributions	11,168,051,396	*

* Prior to the release and allocation of legal reserve, reserve from capital contributions, to the dividend reserve from capital contributions pursuant to the conditional Agenda Item 6.

(5)

Rescission of the Distribution to Shareholders in the Form of a Par Value Reduction as Approved at the 2010 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that the resolution of the 2010 Annual General Meeting (the “2010 Distribution Resolution”), by which the distribution to shareholders in the form of a par value reduction in an amount in Swiss francs equal to USD 3.11 per issued share (including treasury shares) to be calculated and paid in U.S. dollars in four quarterly installments (the “2010 Distribution”), was approved, be rescinded. The effect of this Agenda Item 5, if approved, is that the 2010 Distribution will not be made to shareholders, and any steps initiated, or to be initiated, by the Board of Directors to implement the 2010 Distribution Resolution, including, but not limited to, the appeal to the Swiss Federal Supreme Court to achieve the registration of the initial quarterly installment of the 2010 Distribution, will no longer be pursued.

(6)

Conditional Agenda Item: Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve From Capital Contributions; Dividend Distribution out of the Dividend Reserve From Capital Contributions.

Note: A vote by shareholders at the 2011 Annual General Meeting on this Agenda

Item 6 is contingent on the approval by shareholders at the 2011 Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 (carry forward of the entire available earnings) and Agenda Item 5 (rescission of the distribution to shareholders in the form of a par value reduction as approved at the 2010 Annual General Meeting). Accordingly, if either Agenda Item 3 or Agenda Item 5 has not been approved at the 2011 Annual General Meeting, as proposed by the Board of Directors, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

Proposal of the Board of Directors

The Board of Directors proposes that (A) CHF 1,937,000,000 of legal reserve, reserve from capital contributions, be released and allocated to “dividend reserve from capital contributions” (the “Dividend Reserve”) and (B) a dividend in the amount of USD 3.16 per share of the Company be distributed out of, and limited at a maximum to the amount of, such Dividend Reserve and paid in four installments. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries. The proposed shareholder resolution is included in Annex A.

Proposed Release and Allocation of Legal Reserve, Reserve From Capital Contributions, to Dividend Reserve

in CHF

Legal reserve, reserve from capital contributions, as of December 31, 2010	7,925,000,396

Less release to dividend reserve from capital contributions	(1,937,000,000)

CHF 3,243,051,000 allocated to legal reserve, reserve from capital contributions, pursuant to Agenda Item 4	3,243,051,000

Remaining legal reserve, reserve from capital contributions	9,231,051,396

(7)

New Authorized Share Capital.

Proposal of the Board of Directors

The Board of Directors proposes that its authority to issue shares out of the Company’s authorized share capital, which expired on December 18, 2010, be readopted for a new two-year period, expiring on May 13, 2013. Under the proposal, the Board of Directors’ authority to issue new shares in one or several steps will be limited to a maximum of 67,047,057 new shares, or 19.99% of the currently existing stated share capital of the Company. The proposed amendments to the Articles of Association are included in Annex B.

(8)

Reduction of the Maximum Number of Members of the Board of Directors to 12.

Proposal of the Board of Directors

The Board of Directors proposes that article 22 of the Articles of Association be amended such that the maximum number of the members of the Board of Directors be reduced to 12. The proposed amendment to article 22 of the Articles of Association is included in Annex C.

(9)

Election of Three New Directors—Jagjeet S. Bindra, Steve Lucas and Tan Ek Kia; Reelections.

Proposal of the Board of Directors

The Board of Directors proposes that the nominees set forth below be elected as Class III Directors for a three-year term:

•              Jagjeet S. Bindra; and

•              Steve Lucas.

The Board of Directors further proposes that the nominee set forth below be elected as a Class I Director for a one-year term:

•              Tan Ek Kia.

The Board of Directors further proposes that the directors set forth below be reelected as Class III Directors for a three-year term:

•              Martin B. McNamara; and

•              Ian C. Strachan.

(10)

Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2011 and Reelection of Ernst & Young Ltd., Zurich, as the Company’s Auditor for a Further One-Year Term.

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2011 and that Ernst & Young Ltd., Zurich, be reelected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2011 annual general meeting and terminating on the day of the 2012 annual general meeting.

(11)

Advisory Vote on Executive Compensation.

Proposal of the Board of Directors

The Board of Directors proposes that shareholders be provided with an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure included in the definitive 2011 Proxy Statement filed with the United States Securities and Exchange Commission on April 1, 2011 and in our 2010 Annual Report. Our Named Executive Officers for fiscal year 2010 were Steven L. Newman, Robert L. Long, Ricardo H. Rosa, Eric B. Brown, Arnaud A.Y. Bobillier, Ihab M. Toma, and Cheryl D. Richard.

(12)

Advisory Vote on Frequency of Executive Compensation Vote.

Proposal of the Board of Directors

The Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

Organizational Matters

A copy of the proxy materials, including a proxy and admission card, has been sent to each shareholder registered in Transocean Ltd.’s share register as of March 16, 2011. Any additional shareholders who are registered in Transocean Ltd.’s share register on April 26, 2011 will receive a copy of the proxy materials after April 26, 2011. Shareholders not registered in Transocean Ltd.’s share register as of April 26, 2011 will not be entitled to attend, vote or grant proxies to vote at, the 2011 annual general meeting. No shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 26, 2011 and the opening of business on the day following the annual general meeting. BNY Mellon Shareowner Services, which maintains Transocean Ltd.’s share register, will, however, continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of April 26, 2011 have the right to attend the annual general meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either Transocean Ltd. (as corporate proxy) or the independent representative, Rainer Hager, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it either to:

Transocean Ltd.
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

USA

or, if granting a proxy to the independent representative:

Rainer Hager
Attorney at Law and Notary
Schweiger, Advokatur/Notariat
Dammstrasse 19
CH-6300 Zug
Switzerland

We urge you to return your proxy card by 4 p.m. Eastern Daylight Time (EDT), 10 p.m. Swiss time, on May 12, 2011 to ensure that your proxy card is timely submitted.

Shares of holders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares of holders who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to Transocean Ltd. or the independent representative or neither is specified) will be voted in the manner recommended by the Board of Directors and Transocean Ltd. will act as such holders’ proxy. Any proxy card marked to grant a proxy to both Transocean Ltd. (as corporate proxy) and the independent representative will be counted as a proxy granted to Transocean Ltd. only.

If any other matters are properly presented at the meeting for consideration, Transocean Ltd. and the independent representative, as applicable, will, in the absence of specific instructions to the contrary, have the discretion to vote on these matters in the manner recommended by the Board of Directors in the name and on behalf of shareholders who have timely submitted a properly executed proxy card.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.

Please note that shareholders attending the annual general meeting in person or by proxy are required to show their admission card on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder’s admission card upon exit.

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks and professional asset managers who hold proxies for beneficial owners who did not grant proxies to Transocean Ltd. or the independent representative are kindly asked to inform Transocean Ltd. of the number and par value of the registered shares they represent as soon as possible, but no later than May 13, 2011, 12 p.m. Swiss time, at the admission office for the annual general meeting.

Annual Report, Consolidated Financial Statements, Statutory Financial Statements

A copy of the 2010 Annual Report (including the consolidated financial statements for fiscal year 2010, the statutory financial statements of Transocean Ltd. for fiscal year 2010 and the audit reports on such consolidated and statutory financial statements) is available for physical inspection at Transocean Ltd.’s registered office, Turmstrasse 30, CH-6300 Zug, Switzerland. Copies of these materials may be obtained without charge by contacting our Corporate Secretary, at our registered office, Turmstrasse 30, CH-6300 Zug, Switzerland, telephone number +41 (041) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046.

On behalf of the Board of Directors,

Robert E. Rose Chairman of the Board

Annex A

Dividend Out of Reserve From Capital Contributions

Note: A vote by shareholders at the 2011 Annual General Meeting on Agenda Item 6 regarding the release and allocation of legal reserve, reserve from capital contributions, to dividend reserve from capital contributions; and the dividend distribution out of the dividend reserve from capital contributions is contingent on shareholder approval at the 2011 Annual General Meeting of the proposals of the Board of Directors under Agenda Item 3 and Agenda Item 5. Accordingly, if either Agenda Item 3 or Agenda Item 5, as proposed by the Board of Directors, is not approved at the 2011 Annual General Meeting, there will be no vote on Agenda Item 6 at the 2011 Annual General Meeting.

The Board of Directors submits the shareholder resolution set forth below for approval by the Company’s shareholders.

Shareholder Resolution

It is hereby resolved as follows:

(1)   A dividend in the amount of USD 3.16 per share of the Company (the “Per Share USD Dividend Amount,” and the aggregate Per Share USD Dividend Amount, calculated on the basis of the total number of shares outstanding as of the 2011 Annual General Meeting, excluding any shares held by the Company or any of its direct or indirect subsidiaries, the “Aggregate USD Dividend Amount”) shall be distributed out of the dividend reserve from capital contributions (expressed in CHF and amounting to CHF 1,937,000,000, or approximately USD 6.65 per share based on a USD/CHF exchange rate of CHF 0.912 per USD 1 in effect on March 16, 2011) pursuant to the proposal of the Board of Directors under Agenda Item 6 (the “Dividend Reserve”); the dividend shall be payable in four equal installments of USD 0.79 per share of the Company outstanding (excluding any shares held by the Company or any of its direct or indirect subsidiaries) on the record date for the applicable installment (each such installment hereinafter a “Per Share Quarterly USD Dividend Amount”*; each date on which a Per Share Quarterly USD Dividend Amount is paid hereinafter an “Installment Date”; and the aggregate Per Share Quarterly USD Dividend Amount payable on an Installment Date, calculated on the basis of the total number of shares outstanding as of the record date for the relevant Per Share Quarterly USD Dividend Amount, the “Aggregate Quarterly USD Dividend Amount”);

provided, however, that:

(a)   if, on the date of the 2011 Annual General Meeting, the Aggregate USD Dividend Amount exceeds, when converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2011 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, the Dividend Reserve (expressed in CHF), the proposed Per Share USD Dividend Amount shall be reduced such that the Aggregate USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2011 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, is at a maximum equal to the Dividend Reserve (expressed in CHF); and

provided, further, that

(b)   if any Aggregate Quarterly USD Dividend Amount, when converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for that Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, exceeds the Dividend Reserve amount (expressed in CHF) as of the record date for that Aggregate Quarterly USD Dividend Amount, taking into account the payment of any preceding Aggregate Quarterly USD Dividend Amount (if any) (the Dividend Reserve so calculated hereinafter the “Remaining Dividend Reserve”), the Per Share Quarterly USD Dividend Amount shall be reduced such that the Aggregate Quarterly USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for such Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management in its reasonable discretion, is at a maximum equal to the Remaining Dividend Reserve.

(2)   Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its reasonable discretion, to receive any Per Share Quarterly USD Dividend Amount in CHF (subject to the downward adjustments in accordance with the principles set forth above under (1)), at the USD/CHF exchange rate prevailing on or about the record date for the relevant Per Share Quarterly USD Dividend Amount, as determined by the Board of Directors or, upon due authorization by the Board of Directors, executive management, in its discretion.

(3)   It shall be the task of the Board of Directors or, upon due authorization by the Board of Directors, executive management to execute this resolution of the 2011 Annual General Meeting, including, but not limited to, setting the record date (and thus, indirectly, the ex-dividend date), the Installment Dates and determining the duration of the election period to request payment of the Per Share Quarterly USD Dividend Amount in CHF. As specified in the Articles of Association, the Board of Directors will determine the date from which shares newly issued out of the authorized share capital of the Company are entitled to dividend payments. Shares newly issued out of the conditional share capital are entitled to dividend payments if such shares are issued and outstanding on or before the record date for the relevant Per Share Quarterly USD Dividend Amount. For the avoidance of doubt, shareholders who sell their shares prior to the relevant record date lose their dividend entitlement and transfer such entitlement to the purchaser(s) of their shares.

(4)   Any Dividend Reserve amount remaining after the payment of the final Aggregate Quarterly USD Dividend Amount shall, by operation of this shareholder resolution, be immediately reallocated to the account “legal reserve, reserve from capital contributions,” included in the Company’s statutory standalone balance sheet, without any requirement that such reallocation be approved by the Board of Directors or the general meeting of shareholders.

*            Please also refer to the Supplement, dated on or about the date hereof, to the Proxy Statement, dated April 1, 2011, available under www.deepwater.com/fw/main/Proxy-Materials-857.html, according to which the Board of Directors could determine to pay the “Per Share Quarterly USD Dividend Amount” on a different or accelerated schedule.

Annex B

New Authorized Share Capital

The Board of Directors proposes that the existing Article 5 of the Articles of Association be replaced in its entirety by the following new provision (changes to the previously existing Article 5 are marked):

	Artikel 5		Article 5

	Genehmigtes Aktienkapital		Authorized Share Capital

1	Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum ~~18. Dezember 2010~~ 13. Mai 2013 im Maximalbetrag von CHF ~~2’5’14’264’735~~1’005’705’855* durch Ausgabe von höchstens ~~167’617’649~~ 67’047’057 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 15* zu erhöhen. Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.	1

The Board of Directors is authorized to increase the share capital, at any time until ~~December 18, 2010~~ May 13, 2013, by a maximum amount of CHF ~~2,514,264,735~~1,005,705,855* by issuing a maximum of ~~167,617,649~~ 67,047,057 fully paid up Shares with a par value of CHF 15* each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.

2	Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.	2

The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3	Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre zu entziehen oder zu beschränken und einzelnen Aktionären oder Dritten zuzuweisen:	3	The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to individual shareholders or third parties:

(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder	(a) if the issue price of the new Shares is determined by reference to the market price; or

(b)   die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(b)   or the acquisition of an enterprise, part(s) of an enterprise or participations,or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c)   zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(c)   for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d)   für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(d)   for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e)   für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitglieder der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen; oder

(e)   for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries; or

(f) wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden	(f) following a shareholder or a group of shareholders acting in concert having accumulated shareholdings

Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne den übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot zu unterbreiten; oder zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot in finanzieller Hinsicht gegenüber den Aktionären nicht als fair beurteilt hat.

in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of Directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be financially fair to the shareholders.

4	Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.”	4	The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.”

*            Subject to downward adjustment pursuant to the shareholder resolution adopted at the 2010 Annual General Meeting approving the 2010 Distribution if (1) the 2010 Distribution is not rescinded as proposed by the Board of Directors pursuant to Agenda Item 5 and (2) the initial partial par value reduction from CHF 15 to CHF 14.14 per share to be implemented under the shareholder resolution approving the 2010 Distribution is registered in the commercial register. If the circumstances described in the immediately preceding sentence have not occurred prior to the time of the registration of the amended Article 5 regarding the authorized share capital of the Company, the Board of Directors shall be authorized to register the amended Article 5 of the Articles of Association regarding the authorized share capital of the Company prior to the registration of the initial partial par value reduction under the shareholder resolution approving the 2010 Distribution (if any) with a par value per share of CHF 15 and a maximum amount of CHF 1,005,705,855. Alternatively, if such circumstances have previously occurred, the Board of Directors shall be authorized to register the amended Article 5 of the Articles of Association regarding the authorized share capital of the Company with a par value of CHF 14.14 and a maximum amount of CHF 948,045,385.98.

Annex C

Amended Article 22 of the Articles of Association

The Board of Directors proposes that article 22 of the Articles of Association be amended as follows (changes are marked):

Artikel 22 — Anzahl der Verwaltungsräte	Article 22 — Number of Directors

Der Verwaltungsrat besteht aus mindestens zwei und höchstens ~~14~~ 12 Mitgliedern.	The Board of Directors shall consist of no less than two and no more than ~~14~~ 12 members.